Exhibit 99.1

Pixelworks Reports First Quarter 2020 Financial Results
Mobile Revenue Increases Year-over-Year, Driven by Expanded Customers and Adoption in Smartphones
SAN JOSE, Calif., April 30, 2020 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the first quarter ended March 31, 2020.
First Quarter Financial Highlights

•	Mobile revenue increased 64% year-over-year, driven by shipments of 5th generation visual processors and Soft Iris solutions in support of a growing number of newly launched smartphones

•	Implemented cost containment measures in proactive response to COVID-19 pandemic, reducing cash operating expenses by more than 10% from the midpoint of guidance while retaining 100% of employees

•	Secured additional liquidity by drawing down $5.2 million from existing line of credit to end quarter with $20.4 million in cash, cash equivalents and short-term investments
First Quarter and Recent Business Highlights

•	Announced new collaboration with Qualcomm to integrate OTA local TV with 5G broadband video solutions

•	Black Shark incorporated Iris visual processor in newly launched gaming smartphones, the Black Shark 3 and Black Shark 3 Pro

•	OPPO launched Find X2 and Find X2 Pro smartphones, the first to feature 120 Hz variable refresh rate displays enabled by Pixelworks’ 5th generation visual processor and optimization software

•	HMD Global launched Nokia 8.3 5G smartphone with PureDisplay technology powered by Pixelworks

•	Extended partnership with TCL Communication, resulting in development and launch of the TCL 10 Pro, TCL 10L and TCL 10 5G smartphones

•	OnePlus 8 and OnePlus 8 Pro smartphones launched featuring 120 Hz Fluid Displays leveraging Pixelworks’ 5th generation visual processor and optimization software
President and CEO of Pixelworks, Todd DeBonis, commented, “As disclosed in our early April press release, first quarter results were in-line or above our original guidance despite the extremely challenging business environment. During the quarter, we proactively took action in response to the COVID-19 pandemic to protect our employees and successfully implemented remote working procedures in multiple geographies. We have remained fully operational following the extended Chinese New Year, including active engagement in support of our customers as well as ongoing new product development efforts. Additionally, we’ve further protected the Company’s financial position in preparation for a potentially prolonged economic recovery by reducing cash operating expenses by more than 10% compared to the midpoint of our guidance.
“Our team has remained focused and continued to aggressively execute on our mobile growth initiatives, which collectively have demonstrated substantial traction in recent months. Year-to-date, our Iris visual processors and software have been incorporated into a total of 10 smartphones launched by five OEM customers, two of which were first-time customers. In addition to many of these recently launched devices receiving excellent third-party reviews, Pixelworks’ advanced display technology enabled several of these new smartphones to achieve industry records for mobile display quality and performance.
“While we anticipate the near-term environment to remain challenging across our target markets as our customers struggle with heightened uncertainty related to the COVID-19 pandemic, end market demand and potential supply constraints, Pixelworks is well positioned to benefit from renewed momentum as the business landscape begins to normalize.”
First Quarter 2020 Financial Results
Revenue in the first quarter of 2020 was $13.8 million, compared to $16.0 million in the fourth quarter of 2019 and revenue of $16.6 million in the first quarter of 2019. The sequential and year-over-year decline in revenue reflected a combination of first quarter seasonality and inventory corrections in the digital projector and video delivery markets, coupled with continued year-over-year growth in the mobile market.

On a GAAP basis, gross profit margin in the first quarter of 2020 was 49.2%, compared to 45.6% in the fourth quarter of 2019 and 50.9% in the first quarter of 2019. First quarter 2020 GAAP operating expenses were $12.1 million, which included a $0.6 million restructuring charge, compared to operating expenses of $12.2 million in the fourth quarter of 2019 and $11.9 million in the year-ago quarter.
For the first quarter of 2020, the Company recorded a GAAP net loss of $5.4 million, or ($0.14) per share, compared to a GAAP net loss of $4.5 million, or ($0.12) per share, in the fourth quarter of 2019 and GAAP net income of $0.1 million, or $0.00 per diluted share, in the year-ago quarter.
On a non-GAAP basis, first quarter 2020 gross profit margin was 52.1%, compared to 48.0% in the fourth quarter of 2019 and 53.3% in the year-ago quarter. First quarter 2020 non-GAAP operating expenses were $9.7 million, compared to $10.4 million in the fourth quarter of 2019 and $10.3 million in the year-ago quarter.
For the first quarter of 2020, the Company recorded a non-GAAP net loss of $2.6 million, or ($0.07) per share, compared to a non-GAAP net loss of $2.3 million, or ($0.06) per share, in the fourth quarter of 2019 and a non-GAAP net loss of $1.5 million, or ($0.04) per share, in the first quarter of 2019.
Adjusted EBITDA in the first quarter of 2020 was a negative $1.5 million, compared to a negative $1.7 million in the fourth quarter of 2019 and a negative $0.5 million in the year-ago quarter.
Business Outlook
The Company’s current business outlook, including guidance for the second quarter of 2020, will be provided as part of the scheduled quarterly conference call.
Conference Call Information
Pixelworks will host a conference call today, April 30, 2020, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 6381659. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Thursday, May 7, 2020, and can be accessed by calling 1-855-859-2056 and using passcode 6381659.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens - from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue, net	$13,774	$16,023	$16,648
Cost of revenue (1)	6,999	8,723	8,176
Gross profit	6,775	7,300	8,472
Operating expenses:
Research and development (2)	6,267	6,724	6,472
Selling, general and administrative (3)	5,193	5,474	5,460
Restructuring	592	—	—
Total operating expenses	12,052	12,198	11,932
Loss from operations	(5,277)	(4,898)	(3,460)
Interest income and other, net	54	324	96
Gain on sale of patents	—	—	3,905
Total other income, net	54	324	4,001
Income (loss) before income taxes	(5,223)	(4,574)	541
Provision (benefit) for income taxes	176	(118)	408
Net income (loss)	$(5,399)	$(4,456)	$133
Net income (loss) per share:
Basic	$(0.14)	$(0.12)	$0.00
Diluted	$(0.14)	$(0.12)	$0.00
Weighted average shares outstanding:
Basic	38,868	38,370	37,247
Diluted	38,868	38,370	38,692
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298
Stock-based compensation	101	100	95
Inventory step-up and backlog amortization	—	—	12
(2) Includes stock-based compensation	648	611	661
(3) Includes:
Stock-based compensation	1,073	1,086	933
Amortization of acquired intangible assets	76	76	84

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$6,775	$7,300	$8,472
Amortization of acquired intangible assets	298	298	298
Stock-based compensation	101	100	95
Inventory step-up and backlog amortization	—	—	12
Total reconciling items included in gross profit	399	398	405
Non-GAAP gross profit	$7,174	$7,698	$8,877
Non-GAAP gross profit margin	52.1%	48.0%	53.3%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,052	$12,198	$11,932
Reconciling item included in research and development:
Stock-based compensation	648	611	661
Reconciling items included in selling, general and administrative:
Stock-based compensation	1,073	1,086	933
Amortization of acquired intangible assets	76	76	84
Restructuring	592	—	—
Total reconciling items included in operating expenses	2,389	1,773	1,678
Non-GAAP operating expenses	$9,663	$10,425	$10,254
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(5,399)	$(4,456)	$133
Reconciling items included in gross profit	399	398	405
Reconciling items included in operating expenses	2,389	1,773	1,678
Reconciling items included in total other income, net	—	—	(3,905)
Tax effect of non-GAAP adjustments	(25)	(49)	219
Non-GAAP net loss	$(2,636)	$(2,334)	$(1,470)

Non-GAAP net loss per share - basic and diluted	$(0.07)	$(0.06)	$(0.04)

Non-GAAP weighted average shares outstanding - basic and diluted	38,868	38,370	37,247

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2020		2019		2019
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.14)	$(0.14)	$(0.12)	$(0.12)	$0.00	$0.00
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01
Reconciling items included in operating expenses	0.06	0.06	0.05	0.05	0.05	0.04
Reconciling items included in total other income, net	—	—	—	—	(0.10)	(0.10)
Tax effect of non-GAAP adjustments	—	—	—	—	0.01	0.01
Non-GAAP net loss	$(0.07)	$(0.07)	$(0.06)	$(0.06)	$(0.04)	$(0.04)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	49.2%	45.6%	50.9%
Amortization of acquired intangible assets	2.2	1.9	1.8
Stock-based compensation	0.7	0.6	0.6
Inventory step-up and backlog amortization	—	—	0.1
Total reconciling items included in gross profit	2.9	2.5	2.4
Non-GAAP gross profit margin	52.1%	48.0%	53.3%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(5,399)	$(4,456)	$133
Stock-based compensation	1,822	1,797	1,689
Restructuring	592	—	—
Amortization of acquired intangible assets	374	374	382
Tax effect of non-GAAP adjustments	(25)	(49)	219
Gain on sale of patents	—	—	(3,905)
Inventory step-up and backlog amortization	—	—	12
Non-GAAP net loss	$(2,636)	$(2,334)	$(1,470)
EBITDA adjustments:
Depreciation and amortization	$1,022	$1,013	$913
Non-GAAP interest income and other, net	(54)	(324)	(96)
Non-GAAP provision (benefit) for income taxes	201	(69)	189
Adjusted EBITDA	$(1,467)	$(1,714)	$(464)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$17,933	$7,257
Short-term marketable securities	2,484	6,975
Accounts receivable, net	8,850	10,915
Inventories	4,540	5,401
Prepaid expenses and other current assets	2,067	1,689
Total current assets	35,874	32,237
Property and equipment, net	5,284	4,608
Operating lease right of use assets	7,494	5,434
Other assets, net	1,355	1,267
Acquired intangible assets, net	2,329	2,704
Goodwill	18,407	18,407
Total assets	$70,743	$64,657
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,297	$818
Accrued liabilities and current portion of long-term liabilities	9,412	8,692
Short-term line of credit	5,157	—
Current portion of income taxes payable	200	164
Total current liabilities	17,066	9,674
Long-term liabilities, net of current portion	1,579	982
Operating lease liabilities, net of current portion	5,567	4,212
Income taxes payable, net of current portion	2,260	2,260
Total liabilities	26,472	17,128
Shareholders’ equity	44,271	47,529
Total liabilities and shareholders’ equity	$70,743	$64,657

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com